CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-132192, No. 333-159004, No. 333-194257, No. 333-202548, No. 333-216242, No. 333-226114, No. 333-236547 and No. 333-263036 on Forms S-8 of our reports dated December 8, 2022, relating to the consolidated financial statements of Liquidity Services, Inc. and the effectiveness of Liquidity Services, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended September 30, 2022.

/s/ Deloitte & Touche LLP

McLean, VA
December 8, 2022